                                                                    EXHIBIT 10.7

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                               LICENSE AGREEMENT
                          TERFENADINE ACID METABOLITE

     THIS AGREEMENT is entered into as of the 15th day of March, 1995, (the "Effective Date") by and between MARION MERRELL DOW INC., a corporation organized under the laws of Delaware ("MMD") and ALBANY MOLECULAR RESEARCH INC., a corporation organized under the laws of New York ("ALBANY"), with respect to the following facts.

     A. MMD possesses U.S. Patent No. 4,254,129 (the "MMD '129 Patent") and two patent applications (the "MMD-Krauss Patent Application" as defined further in Exhibit A-1; and the "MMD-King Application" as further defined in Exhibit A-2) relating to terfenadine carboxylate ("Terfenadine Acid Metabolite" or "TAM," (as defined further in Exhibit A)).

     B. ALBANY also has rights to and has filed, in the U.S., U.S. Patent Application Serial No. 08/083,102 (the "ALBANY Patent Application," as defined further in Exhibit B).

     C. The parties recognize and acknowledge that MMD may provoke, or the U.S. Patent and Trademark Office (U.S. PTO) may declare, an interference proceeding, between either of the MMD Patent Applications and the ALBANY Patent Application or patents issuing therefrom.

     D. MMD desires to obtain an exclusive license to the ALBANY Patent Application and all patents issuing therefrom and ALBANY is willing to grant such a license to MMD in accordance with the terms and conditions of this Agreement.

     E. Simultaneously with this Agreement, MMD and ALBANY are entering into a Stock Purchase Agreement whereunder MMD shall purchase from ALBANY 723,214 shares of ALBANY's Common Stock, at a purchase price of $2.7654331 per share and a Commercialization Agreement for further work to be undertaken by ALBANY relating primarily to additional development of the TAM manufacturing process.

     NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     Capitalized terms used herein shall have the meanings set forth in Exhibit A.

                                   ARTICLE 2

                                    LICENSE
                                    -------

     2.1 License Grant. Subject to the terms and conditions of this Agreement, ALBANY hereby grants to MMD an exclusive, worldwide license, with the right to grant sublicenses, upon the prior written consent of ALBANY which shall not be unreasonably withheld, under the ALBANY Patent Application, the ALBANY Patents, and the Technology developed under the Commercialization Agreement between the parties dated the date hereof, to develop, manufacture or have manufactured, market and sell TAM and/or Product.

     2.2 Sublicense to Controlled Affiliates. Notwithstanding the provisions of Section 2.1, MMD shall have the right to grant sublicenses to its Controlled Affiliates (as defined in Section 6.3.2) and to TDCC, without ALBANY'S written consent, on such terms as are specified in a form of Sublicense Agreement approved in advance by ALBANY and providing for the right of ALBANY to cause the termination of the sublicense when such Sublicensee is no longer a Controlled Affiliate. MMD agrees to notify ALBANY promptly of any such sublicenses, identifying the Sublicensee, and agrees to provide to ALBANY a copy of the signed sublicense agreement.

     2.3 No Other Patents. ALBANY hereby represents and warrants that, as of the date of this Agreement, there do not exist any patents or pending patent applications owned or controlled by ALBANY, other than the ALBANY Patent Application, which would be infringed by the practice of the inventions claimed under the ALBANY Patent Application or which would otherwise prevent the practice of any claims under the ALBANY Patents. The parties agree and acknowledge, however, that if such patents or patent applications owned or controlled by ALBANY are subsequently found to have existed prior to the Effective Date, or found to exist during the term of this Agreement, ALBANY shall grant to MMD a fully paid-up nonexclusive license to such patents and/or patent applications, to the extent necessary for the practice of the ALBANY Patent Application and the ALBANY Patents.

                                   ARTICLE 3

                             INTELLECTUAL PROPERTY
                             ---------------------

     3.1   Prosecution.

     ALBANY confirms to MMD that it has previously filed under the Patent Cooperation Treaty ("PCT") the ALBANY Patent Application so as to achieve international patent coverage including in the ex-US Countries (as defined herein), in which MMD maintains a significant marketing presence.

     ALBANY shall diligently and in good faith, through its counsel, conduct the prosecution (including patent issuance prosecution) of the ALBANY Patent Application in the U.S. and in all countries in which the ALBANY Patent Application is filed. MMD shall reimburse ALBANY for all reasonable, necessary, and appropriate expenses incurred for such prosecution.

     3.2 ALBANY Patents. After the respective dates of the allowance and issuance of ALBANY Patents in any country, and except for the fees and costs associated with any U.S. interference dealt with separately in this Article 3, MMD shall, through its counsel and at its own expense, diligently direct and conduct such processes as appropriate for extension, renewals, Supplemental Protection Certificates and maintenance of the ALBANY Patents.

     3.3 Abandonment. Should ALBANY decide, for any reason, not to prosecute the ALBANY Patent Application or maintain the ALBANY Patents pursuant to this
Article 3, it will promptly notify MMD, and MMD may prosecute, maintain or abandon the ALBANY Patent Application or ALBANY Patents, at its own expense and in its sole discretion. ALBANY shall cooperate with MMD, at the reasonable expense of MMD, in the prosecution and maintenance of the ALBANY Patent Application and ALBANY Patents by MMD pursuant to this Section 3.3.

     3.4 U.S. Interference Proceeding. The parties recognize and acknowledge that certain patent applications owned by MMD or its Affiliates or Sublicensees, including the MMD-Krauss Patent Application and the MMD-King Patent Application, and the ALBANY Patent Application, may claim overlapping subject matter and that, therefore, an interference proceeding may be declared as to certain claims by the U.S. PTO either prior or subsequent to the issuance of any patent or patents from the ALBANY Patent Application or patent applications owned by MMD or its Affiliates or Sublicensees. It is further understood by the parties that it is in the best interests of both parties to resolve all issues of interference in order to ensure that the claims of any patent or patents which may issue from the ALBANY Patent Application and/or the patent applications owned by MMD or its Affiliates or Sublicensees are valid and enforceable. In the event that an interference is declared or provoked, the parties agree to resolve issues relating to this interference as follows:

           3.4.1 Arbitration.  Both parties will immediately exchange proofs on
                 -----------
the issue of priority. If the parties cannot agree as to who should prevail in an interference, the parties agree that the issue of priority and any other matters which may properly be considered pursuant to interference practice before the U.S. PTO shall be determined by arbitration pursuant to the provisions of 35 USC Sec. 135 and 37 CFR Sec. 1.690.

           3.4.2 Single Arbitrator.  The parties agree that the arbitration
                 -----------------
shall be conducted using a single arbitrator. In the event the parties are unable to agree on a single arbitrator, the arbitration shall be conducted by a single arbitrator chosen by agreement of two arbitrators, one selected by each of the respective parties.

        3.4.3 Procedure. Upon selection of an arbitrator, the parties shall meet
              ---------
with the arbitrator to determine the issues for consideration and the procedure to be followed. The procedure to be followed in the arbitration shall be as set forth in 37 CFR, Part 1, Subpart E, including but not limited to, motion practice and the submission of priority evidence by declaration and/or by testimony, except as otherwise agreed by the parties. The arbitrator shall establish a reasonable schedule for action not inconsistent with practice in the U.S. PTO or with the parties' desire to expedite the process leading to a decision.

        3.4.4 Legal Fees; Reimbursement. In the event that ALBANY prevails in
              -------------------------
the arbitrated interference with the Process Manufacturing Claim, and the arbitration decision is accepted by the U.S. PTO, ALBANY shall bear its own fees and costs associated with the interference. However, in the event that ALBANY does not prevail in the arbitrated interference with the Process Manufacturing Claim, MMD shall reimburse ALBANY for actual out-of-pocket legal fees and costs associated with the interference within ninety (90) days of receipt of an itemized invoice therefor, provided that such reimbursement shall be limited to the amount of the fees actually paid and incurred by MMD and its Affiliates and Sublicensees for its own counsel in such interference. To the extent MMD determines that such reimbursement shall not be paid in full, MMD and its Affiliates and Sublicensees shall submit to ALBANY a detailed accounting of all costs incurred for its own internal and external counsel in such interference and ALBANY shall have the right to, and MMD and its Affiliates and Sublicensees will execute whatever documents need to be executed to accommodate such right, make inquiries of each counsel representative as to the validity and completeness of the detail provided.

        3.4.5 Submission of Agreements. The parties agree to comply with the
              ------------------------
requirements of 35 USC 135(c) relating to submission of agreements between the parties to the U.S. PTO.

        3.4.6 Third Party to Interference. In the event that a third party is
              ---------------------------
joined by the U.S. PTO in any interference proceeding relating to the MMD-Krauss Patent Application and/or MMD-King Patent Application and the ALBANY Patent Application, the entire interference proceeding will be conducted in the PTO unless all parties agree to the arbitration as provided in this Section 3.4.

    3.5 Enforcement of ALBANY Patents.

        3.5.1 ALBANY warrants that, insofar as it is aware, no claim is pending or has been made that the manufacture, distribution and/or Sale of Product, or any material formula, process, or material employed in connection therewith, infringes upon or conflicts in any way with any proprietary rights owned by others (except for MMD and its Affiliates and Sublicensees).

        3.5.2 Initiation of Infringement Actions. In the event MMD or ALBANY
              ----------------------------------
becomes aware of any actual or threatened infringement of any ALBANY Patents, that party shall promptly notify the other party. MMD shall promptly take all reasonable legal action necessary to cause each of its Assignees, Controlled Affiliates, or Sublicensees (and to request each of its other pharmaceutical Affiliates), to notify MMD in the event any of such entities become aware of any such actual or threatened infringement, to protect against infringement by third parties of the ALBANY Patents and any uses or processes pertaining thereto. ALBANY agrees to promptly notify MMD if it receives a patent certification or any other notice of litigation, and to advise MMD of any litigation it initiates or which may be initiated against it, and to keep MMD advised throughout such litigation. All costs of such litigation shall be borne solely by MMD.

    3.6 Defense of Third Party Infringement Claims.

        3.6.1 Defense of Infringement Claims. In the event MMD or ALBANY becomes
              ------------------------------
aware that MMD or any of its Affiliates or Sublicensees's practice of ALBANY Patents is the subject of a claim for patent infringement, that party shall promptly notify the other and the parties shall consider the claim and the most appropriate action to take. MMD shall cause each of its Assignees, Affiliates, or Sublicensees to notify MMD promptly in the event such entity becomes aware that its practice of the ALBANY Patent is the subject of a claim of patent infringement. MMD shall have the right to control the defense of any such suit brought against MMD or any of its Assignees, Affiliates, or Sublicensees and shall do so at its own expense. MMD shall have the right to require ALBANY's reasonable cooperation in any such suit, upon written notice to ALBANY, and ALBANY shall have the obligation to participate and MMD shall bear the costs of its participation. MMD shall have the right to enter into any settlement upon ALBANY's written consent, which consent shall not be unreasonably withheld.

        3.6.2 Royalty Reduction. In the event that a third party asserts that
              -----------------
MMD's manufacture, use or Sale of Product constitutes infringement of such third party's patent which dominates the ALBANY Patents, MMD shall be entitled to deduct from royalty payments otherwise due ALBANY under this Agreement the lesser of One Million Dollars ($1,000,000) or twenty five percent (25%) of any costs, expenses (including reasonable legal fees and expenses) and damages paid to such third party or amounts paid in a settlement with such third party; provided that the amount that MMD is entitled to deduct from royalty payments due for any quarter shall not exceed one third (1/3) of the royalties due ALBANY for such quarter.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     3.7 Product Liability Indemnification. MMD agrees to defend ALBANY, its agents, directors, officers and employees, at MMD's cost and expense, and will indemnify and hold harmless ALBANY, its agents, directors, officers and employees, from and against any and all losses, costs, damages, fees or expenses (including attorney fees and disbursements) arising out of or in connection with the manufacture, commercialization, marketing, Sale or use of any Product, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person or property as a result, directly or indirectly, of the possession, use or consumption of any Product, whether claimed by reason of breach of warranty, theory of strict liability, negligence, Product defect or otherwise, and regardless of the form in which any such claim is made.

     3.8 Attorneys Fees and Expenses. MMD shall reimburse ALBANY for all of ALBANY's expenses, including attorney fees and disbursements, arising out of or relating to a claim by ALBANY to enforce Sections 3.2, 3.4, 3.5, 3.6, and 3.7.

                                   ARTICLE 4

                              PAYMENT OBLIGATIONS

     4.1 Initial License Fee. On the Effective Date hereof MMD shall pay to the order of ALBANY as the initial license fee for the ALBANY Patent Application the sum of *** Dollars ($***) in the form of an MMD check or wire transfer to the following account of Albany Molecular Research, Inc.: ***; ABA # ***; Account Number ***.

     4.2 Milestone Payments. MMD further agrees, on the occurrence of the events described in this Section 4.2, to make the following additional milestone payments to the account of ALBANY in the manner set forth in the preceding section:

          (a) With respect to the Process Manufacturing Claim, when and if a patent with such a claim issues in the U.S., the sum of *** Dollars ($***) will be paid to ALBANY, at the earlier to occur of (i) the survival of an interference action with MMD or (ii) the expiration of one year from the date of issuance, provided that no interference action has been declared by the PTO and not at that time resolved. MMD shall, within thirty (30) days of the date notified in writing by ALBANY of the issuance, institute appropriate action to provoke an interference claim with respect to such patent. So long as MMD institutes appropriate action to provoke an interference with such patent within thirty (30) days of the date of notification of issuance and MMD subsequently prevails in an interference, MMD shall be entitled to reimbursement of all sums paid under this subsection (a);

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

         (b) With respect to the Process Manufacturing Claim in ex-U.S. countries on the occurrence of the issuance of a patent in the first of such ex-U.S. countries, the sum of *** Dollars ($***);

         (c) With respect to the Intermediate Process Claim, when and if a patent with such a claim issues in the U.S., the sum of *** Dollars ($***) will be paid to Albany, at the earlier to occur of (i) the survival of an interference action with MMD or (ii) the expiration of one year from the date of issuance, provided that no interference action has been declared by the PTO and not at that time resolved. MMD shall, within thirty (30) days of the date notified in writing by ALBANY of the issuance, institute appropriate action to provoke an interference claim with respect to such patent. So long as MMD institutes appropriate action to provoke an interference with such patent within thirty (30) days of the date of notification of issuance and MMD subsequently prevails in an interference, MMD shall be entitled to reimbursement of all sums paid under this subsection (c);

         (d) With respect to the Substantially Pure Claim, when and if a patent with such a claim issues in the U.S., the sum of *** Dollars ($***) will be paid to ALBANY, at the earlier to occur of (i) the survival of an interference action with MMD or (ii) the expiration of one year from the date of issuance, provided that no interference action has been declared by the PTO and not at that time resolved. MMD shall, within thirty (30) days of the date notified in writing by ALBANY of the issuance, institute appropriate action to provoke an interference claim with respect to such patent. So long as MMD institutes appropriate action to provoke an interference with such patent within thirty (30) days of the date of notification of issuance and MMD subsequently prevails in an interference, MMD shall be entitled to reimbursement of all sums paid under this subsection (d);

         (e) With respect to the Substantially Pure Claim in ex-U.S. countries, on the occurrence of the issuance of a patent in any such ex-U.S. countries, the sum of *** Dollars ($***); and

         (f) If ALBANY's Substantially Pure Claim does not issue in the U.S., but ALBANY, by reason of its activities pursuing such application in the U.S. PTO, facilitates the issuance of MMD or its Affiliates and Sublicensees own Substantially Pure Claim from MMD's-King Patent Application, or any other MMD or its Affiliates and Sublicensees current or future application, a one time commercialization fee of *** Dollars ($***).

   4.3   Royalty Payments.

         4.3.1 Royalty Rates. In addition to the milestone payments described in
               -------------
the preceding section, MMD will pay ALBANY the following royalties as a percent of the

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Net Sales Revenue for Products Sold by MMD or its Affiliates or Sublicensees from and after the issue date of the applicable ALBANY patent:

         (a) If an ALBANY Patent issues containing the Process Manufacturing Claim in the U.S. and survives an interference as stipulated in Section 4.2(a), royalties at the rate of *** Percent (***%) of MMD or any of its Affiliates and Sublicensees worldwide Net Sales Revenues, commencing with Sales from and after the issue date of the applicable ALBANY patent, for as long as MMD or any of its Affiliates or Sublicensees utilizes a process which, in the absence of this Agreement, would otherwise infringe the Process Manufacturing Claim;

         (b) If an ALBANY Patent containing a Process Manufacturing Claim does not issue in the U.S., but does issue in any ex-U.S. countries, a royalty at the rate of *** Percent (***%) of MMD or any of its Affiliates and Sublicensees Net Sales Revenues, commencing with Sales from and after the issue date of the applicable ALBANY patent in those ex-U.S. countries in which a patent with such Claim issues for as long as MMD or any of its Affiliates or Sublicensees utilizes a process which, in the absence of this Agreement, would otherwise infringe the Process Manufacturing Claim as issued in the ex-U.S. country;

         (c) No royalties shall be paid in the event that an ALBANY Patent issues containing an Intermediate Process Claim;

         (d) If an ALBANY Patent issues containing a Substantially Pure Claim in the U.S. and survives an interference as stipulated in Section 4.2(d), royalties at the rate of *** Percent (***%) of MMD or any of its Affiliates and Sublicensees Net Sales Revenues in the U.S. commencing with Sales from and after the issue date of the applicable ALBANY patent for as long as MMD or any of its Affiliates or Sublicensees markets and/or Sells a product which, in the absence of this Agreement, would otherwise infringe the Substantially Pure Claim as issued;

         (e) If an ALBANY Patent issues containing a Substantially Pure Claim in any of the ex-U.S. countries, royalties at the rate of *** Percent (***%) of MMD or any of its Affiliates and Sublicensees Net Sales Revenues in each of the ex-U.S. countries in which such a patent issues commencing with Sales from and after the issue date of the applicable ALBANY patent for as long as MMD or any of its Affiliates or Sublicensees markets and/or Sells a product which, in the absence of this Agreement, would otherwise infringe the Substantially Pure Claim as issued in the ex-U.S. country;

         (f) If any ALBANY Patent with the Substantially Pure Claim does not issue in the U.S., but ALBANY, by reason of its activities pursuing such application in the U.S. PTO facilitates the issuance to MMD or any of its Affiliates or Sublicensees a patent with a Substantially Pure Claim under a patent application of MMD or any of its Affiliates or Sublicensees patent application, no royalties shall be payable; and

              (g) Royalty rates described in (a), (b), (d) and (e) above are individually triggered by satisfaction of the preconditions described for each.

       4.3.2  Royalty Payment. All royalties due hereunder shall be calculated
              ---------------
every calendar quarter, or such pro rata share thereof as is applicable, and shall be paid by MMD to ALBANY within forty-five (45) days after the end of such quarter.

       4.3.3  Exchange Rate. All amounts payable will first be calculated in the
              -------------
currency of sale and then converted into United States dollars on a quarterly basis using as a rate of exchange the actual foreign currency exchange rate on the last day of the month preceding the end of the quarter or such other method as is consistent with MMD's internal foreign currency translation procedures.

     4.4 Tax Withholding. In the event that MMD is required to withhold taxes imposed upon ALBANY for any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of the U.S., then such payments shall be made by MMD on behalf of ALBANY by deducting from the payment due ALBANY and remitting such taxes to the proper authorities on a timely basis and the payments provided for under this Agreement shall be adjusted appropriately, provided that MMD shall supply ALBANY with official documentation and/or tax receipts on such withholdings supporting such taxes and such payments as may be required by ALBANY for its tax records within sixty (60) days of the withholding.

                                   ARTICLE 5

                                CONFIDENTIALITY
                                ---------------

     5.1 Confidentiality. During the term of this Agreement and for a period of ten (10) years thereafter, each party agrees, for itself, its employees agents, consultants, Controlled Affiliates, other pharmaceutical Affiliates, Sublicensees and clinical investigators that it and each such person or entity will maintain in confidence all Confidential Information disclosed in connection with this Agreement and shall obtain written confidentiality agreements from each such person or entity. Neither party nor its employees, agents, consultants, assignees, Controlled Affiliates, other pharmaceutical Affiliates, Sublicensees and clinical investigators shall use or disclose such Confidential Information except as permitted under this Agreement. Each party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. "Confidential Information", with respect to each party, means any confidential or proprietary information, including, any present or future formulas, research project, work in process, inventions, procedures, development, scientific, engineering, manufacturing, marketing, business or financial plan or records, personnel matter, products, sales, suppliers, customers, employees, or investors, whether such Confidential or proprietary information is in oral, written, graphic or electronic form (including all copies in whole or in part of any of the foregoing) and which derives value from being known to the discloser or owner. "Confidential Information" shall not include any information which:

         a) the recipient can demonstrate to the reasonable satisfaction of the disclosing party was already known to the recipient, other than under an obligation of confidentiality, at the time of disclosure;

         b) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

         c) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the recipient;

         d) was disclosed to the recipient, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

         e) the recipient can demonstrate to the reasonable satisfaction of the disclosing party was independently developed by the recipient without reference to the disclosure.

   5.2 Financial Disclosure. The parties agree that the material financial terms of the Agreement shall also be considered Confidential Information of both parties and may be disclosed only as required in ALBANY's financial statements. MMD and its Affiliates and Sublicensees understand that such financial statements are, or may be, required to be delivered to certain entities and/or individuals, including shareholders, financial institutions, underwriters, other lending institutions, government agencies, customers and potential customers and investors.

   5.3 Authorized Disclosure. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, furthering the research and other progress contemplated by the Commercialization Agreement or complying with applicable governmental regulations including those requiring promulgation of periodic reports to shareholders, provided that if such party is required to make any such disclosure of the Confidential Information it shall, to the extent practicable, give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use diligent efforts to secure confidential treatment of such information required to be disclosed. In addition, MMD may disclose such Confidential Information to its Controlled Affiliates, other pharmaceutical Affiliates, and Sublicensees. In connection with any such disclosure, MMD and its Controlled Affiliates, other pharmaceutical Affiliates, and Sublicensees shall use diligent efforts to secure confidential treatment of such information and MMD shall be responsible for any prohibited disclosure by itself or any such person or entity. ALBANY agrees to request confidential treatment by the Securities and Exchange Commission with respect to the material financial terms of this Agreement.

                                   ARTICLE 6

                               TERM; TERMINATION
                               -----------------

     6.1 Term. This Agreement will commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall terminate upon the expiration of the last to expire patent of the ALBANY Patents having a claim which covers any Product made, used or Sold by MMD or any of its Affiliates and Sublicensees.

     6.2   Termination by MMD.

           6.2.1  Unilateral Right to Terminate. In the event MMD and its
                  -----------------------------
Assignees, Affiliates, and Sublicensees decide to discontinue in any country development and/or commercialization of Product for any commercial or scientific reason, MMD shall have the right to terminate this Agreement with respect to such country upon sixty (60) days' written notice. In the event of such termination, MMD shall pay ALBANY all accrued payments due ALBANY through the termination date and ALBANY shall have the right to grant licenses covering the Technology for sale in such country.

           6.2.2  Termination for Breach by ALBANY. MMD shall have the right
                  --------------------------------
to terminate this Agreement, in addition to pursuing any remedies available under law or in equity, upon sixty (60) days' written notice to ALBANY, if ALBANY is in material breach of this Agreement and such breach is not cured within such sixty (60) day period (unless any such breach is not curable within sixty (60) days and ALBANY is proceeding to use diligent and continuing efforts to cure such breach, in such event, such notice period shall be extended for the time reasonably necessary for cure); provided, however, in the event of such breach for which MMD elects not to terminate this Agreement, MMD may elect to continue this Agreement while pursing its legal remedies, including the receipt of damages related to such breach. Any final, non-appealable damages awarded may, at MMD's option, be deducted from any royalties or other payments owned to ALBANY.

     6.3   Termination by ALBANY

           6.3.1 Right to Terminate upon Notice from MMD.  In the event that MMD
                 ---------------------------------------
or any of its Assignees, Affiliates, and Sublicensees decides to discontinue in any country development and/or commercialization of Product for any commercial or scientific reason, MMD shall give notice in writing to ALBANY of such decision and thereafter, ALBANY shall have the right to immediately terminate this Agreement with respect to such country by written notice to MMD. In the event of such termination, MMD shall pay ALBANY all accrued payments due ALBANY through the termination date and ALBANY shall have the right to grant licenses covering the Technology for sale in such country.

           6.3.2 Right to Terminate upon Notice from MMD.  In the event that MMD
                 ---------------------------------------
and such of its Affiliates as to which MMD owns or controls at least ninety five percent (95%) of the voting stock (a "Controlled Affiliate") fail to devote their reasonable best efforts to market and Sell Products in any country ALBANY shall have the right to immediately terminate this Agreement with respect to such country by sixty (60) day written notice to MMD. In the event of such termination, MMD shall pay ALBANY all accrued payments due ALBANY through the termination date.

           6.3.3 Termination for breach by MMD.  ALBANY shall have the right to
                 -----------------------------
terminate this Agreement, in addition to pursuing any remedies available under law or in equity, upon sixty (60) days' written notice to MMD, if MMD or any of its Assignees, Affiliates, or Sublicensees is in material breach of this Agreement and such breach is not cured within such sixty (60) day period (unless any such breach is not curable within sixty (60) days and MMD and such Assignee, Affiliate, or Sublicensee is proceeding to use diligent and continuing efforts to cure such breach, in such event such notice period shall be extended for the time reasonably necessary for cure). Notwithstanding the foregoing, in the event of nonpayment of any amounts due hereunder, the initial sixty (60) day time frame set forth above shall be extended for an additional period of up to thirty
(30) days if MMD is attempting to resolve any dispute over the payment obligation or amount in good faith. Upon resolution of any such dispute, MMD shall pay ALBANY any amounts owing with interest thereon at the prime rate on the date of such resolution, as stated in the Wall Street Journal, New York edition, on such date or the immediately preceding business date if such resolution date is not a business date.

     6.4   Reversion of Rights after Termination.  Upon termination,
           -------------------------------------
ALBANY shall have the exclusive right, title and interest in and to the ALBANY Patent Application and the ALBANY Patents; none of MMD or any of its Affiliates or Sublicensees shall have any right to exploit the ALBANY Patent Application or the ALBANY Patent from and after the date of termination.

     6.5 Termination by either party pursuant to this Article VI shall be by written notice to the other party and, unless otherwise provided herein, shall be effective on the date specified in such written notice to the other party, giving effect to any applicable notice period provided hereunder.

     6.6 Promptly upon termination of this Agreement, each party shall return to the other party hereto all Technology and Confidential Information of such other party.

                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     7.1 Mutual Representations and Warranties. Each party hereby represents and warrants:

           7.1.1 Corporate Power.  Such party is duly organized and validly
                 ---------------
existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

           7.1.2 Due Authorization.  Such party is duly authorized to execute
                 -----------------
and deliver this Agreement and to perform its obligations hereunder.

           7.1.3 Binding Agreement.  This Agreement is a legal and valid
                 -----------------
obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     7.2   ALBANY Representations and Warranties.

           7.2.1 Ownership.  ALBANY represents and warrants that (i) it has
                 ---------
received an assignment of the rights of all named inventors in and to the ALBANY Patent Application, (ii) it has not granted any license under the ALBANY Patent Application or ALBANY Patents except pursuant to this Agreement and is under no obligation to grant such license, (iii) it is the owner of the entire right, title and interest in and to the ALBANY Patent Application, and (iv) there are no outstanding liens, encumbrances, agreements or understandings of any kind, written, oral or implied, which are inconsistent with any provision of this Agreement.

           7.2.2 No Patent Infringement.  ALBANY represents and warrants that no
                 ----------------------
individual or entity has asserted to ALBANY that ALBANY, or any employee, agent, representative or other person affiliated with ALBANY is infringing or has infringed any foreign or domestic patent or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how (and ALBANY is unaware of any basis for such claim) which relates in any manner to the subject matter of this Agreement except as separately disclosed, in writing, to MMD.

           7.2.3  Patent Proceedings.  Except as to MMD, ALBANY represents and
                  ------------------
warrants to the best of its knowledge that the ALBANY Patent Application is not currently the subject of any pending interference, opposition, cancellation or other protest proceeding.

     7.3 MMD Representations and Warranties. Except as to ALBANY, MMD represents and warrants that no individual or entity has asserted to MMD that MMD would be infringing any foreign or domestic patent or would be misappropriating or improperly using or disclosing any trade secret, confidential information, or know-how (and MMD is unaware of any basis for such claim) which relates in any manner to the subject matter of this Agreement except as separately disclosed, in writing, to ALBANY.


                                   ARTICLE 8

                                 CHOICE OF LAW
                                 -------------

     8.1 Choice of Law. This agreement shall be construed in accordance with, and its performance shall be governed by, and construed in accordance with the substantive laws of the State of New York.


                                   ARTICLE 9

                                RECORDS; AUDIT
                                --------------

     9.1 Records Retention. MMD shall keep, and cause its Controlled Affiliates, other pharmaceutical Affiliates, Sublicensees, and Assignees to keep, complete and accurate records pertaining to the Sale of Products in sufficient detail to permit ALBANY to confirm the accuracy of calculations of all payments hereunder. Such records will be maintained for two (2) calendar years following the year in which any such payments were made hereunder.

     9.2 Audit Right. ALBANY shall have the right to audit the records of MMD and of its Controlled Affiliates, other pharmaceutical Affiliates, and Sublicensees concerning the payments due hereunder. Any such audit may be performed by the firm of independent certified public accountants employed by MMD to conduct its regular annual audit or by a firm of independent certified accountants selected by ALBANY reasonably acceptable to MMD. In any such audit, the accountants shall have the right to examine such books of MMD and of its Controlled Affiliates, other pharmaceutical Affiliates, and Sublicensees at all reasonable times (but not more than once in each calendar year) within two years after the end of the year in which any such payments were made for the purpose of verifying that such payments were properly made under this Agreement. Such examination shall be made during normal business hours. ALBANY agrees that information furnished to it as a result of any such examination shall be limited to a statement by such firm of independent public accountants to the effect that it has reviewed the books of account of MMD and that the amount of the payment has been determined in conformity with such books of account and the applicable provisions of this Agreement, or setting forth any required adjustments and the reasons for such adjustments. If the verification hereunder is performed at substantially the same time as the regular annual audit of MMD by the firm of independent certified public accountants employed by MMD to conduct its regular annual audit, the fees and expenses of such verification shall be borne by MMD. In any other event the fees and expenses of such verification shall be borne by ALBANY, provided that MMD shall reimburse ALBANY for such fees and expenses in the event that the audit reveals a discrepancy between the amount paid in any year and the amount due for such year of more than five percent (5%).

     9.3 Survival. This Article 9 shall survive any termination of this Agreement for a period of two (2) years.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.1 Relationship of the Parties. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so. No party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     10.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any party without the prior written consent of the other, provided, however, that either party may assign this Agreement to any successor by merger or sale of substantially all of its assets in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this section will be void.

     10.3  Public Announcements.

           10.3.1  Press Releases and Third-Party Communications.  After
                   ---------------------------------------------
execution hereof and during the term of this Agreement, neither party shall issue a press release relating to this Agreement without first obtaining the approval of the other, such approval not to be unreasonably withheld. The parties will jointly develop a strategy for responding to third-party inquiries related to this Agreement.

           10.3.2  Publication. During the term of this Agreement, neither party
                   -----------
shall approve or make any confidential or non-confidential disclosures of the Technology or the Confidential Information without first securing the written approval of the other party, which approval shall not be unreasonably withheld.

     10.4 Notice. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or registered or certified mail, return receipt requested and postage prepaid or sent by express courier service, to the parties at the following addresses (or at such other addresses for a party as will be specified by the like notice; provided, that notices of a change of address will be effective only upon receipt thereof):

     If to ALBANY, addressed to:

           Albany Molecular Research, Inc.
           21 Corporate Circle
           Albany, NY 12203-5154
           Attn:  Vice President, Finance & Operations

     If to MMD, addressed to:

           Marion Merrell Dow, Inc.
           9300 Ward Parkway
           P.O. Box 8480
           Kansas City, Missouri 64114-0480
           Attn:  General Counsel

     10.5 Amendment. No amendment, modification or supplement of any provision of the Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

     10.6 Waiver. No provision of the Agreement unless such provision otherwise provides will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

     10.7 Survival. In the event of termination or expiration of this Agreement, Sections 3.6, 3.7, 4.2(f), 6.4, and 10.3 and Articles 5, 8, and 9 shall survive.

     10.8 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

     10.9 Entire Agreement of the Parties. The Agreement together with the Stock Purchase Agreement and Commercialization Agreement (both of even date herewith) constitute and contain the complete, final and exclusive understanding and agreement of the parties and cancel and supersede any and all prior negotiations, correspondence, understandings, and agreements, whether oral or written, between the parties respecting the subject matter thereof.

     10.10 Arbitration. Other than the arbitration in Section 3.4, any dispute arising out of, or relating to, this Agreement shall be resolved by arbitration, held in New York State, under the Commercial Rules of the American Arbitration Association. The decision of the Arbitrator(s) shall be binding and conclusive.

     10.11 Payment Terms. All payment terms not otherwise defined in this Agreement, shall be due and payable no later than thirty (30) days after the date of an invoice submitted by ALBANY to MMD and reasonably detailing the expenses invoiced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including all Exhibits attached hereto and incorporated herein by reference.

MARION MERRELL DOW INC.             ALBANY MOLECULAR RESEARCH, INC.

By: /s/ Fred W. Lyons, Jr.          By: /s/ Harold M. Armstrong, Jr.
   -------------------------------     -----------------------------------------
Title:  Chairman & CEO              Title:  Vice President, Finance & Operations
      ----------------------------        --------------------------------------

                                   EXHIBIT A

                                  DEFINITIONS

     1.    "Affiliate" means any entity that directly or indirectly Owns, is
            ---------
Owned by or is under common Ownership with a party to this Agreement, where "Owns" or "Ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     2.    "Agreement" means the present agreement with all Exhibits hereto.
            ---------

     3.    "ALBANY Patent Application" means the patent application described in
            -------------------------
Exhibit B hereto as originally filed, and including any divisional, continuations-in-part and continuations thereof as well as non-U.S. counterpart applications.

     4.    "ALBANY Patents" means all patents issuing from the ALBANY Patent
            --------------
Application. Patents as used herein shall include, without limitation, all extensions, reissues, reexaminations certificates, renewals, divisions, continuations, and continuations-in-part of the aforementioned.

     5.    "Claim or Claims" means any claim or claims of ALBANY Patents which
            ---------------
cover essentially the same scope as claim 1 (hereinafter referred to as "Process Manufacturing Claim"), claims 7 and 8 (hereinafter referred to as "Intermediate Process Claim"), and claim 20 (hereinafter referred to as "Substantially Pure Claim") of the ALBANY Patent Application as described in Exhibit B.

     6.    "ex-US countries" are Canada, Japan, Australia and New Zealand,
            ---------------
France, Germany, Italy, Spain and the United Kingdom.

     7.    "MMD" '129 Patent" means U.S. Patent Number 4254129.
            ----------------

     8.    "MMD-King Patent Application" means the MMD patent application as
            ---------------------------
originally filed and included as Exhibit A-2 hereto and including any divisional, continuations-in-part, and continuations thereof.

     9.    "MMD-Krauss Patent Application" means the MMD patent application as
            -----------------------------
originally filed and included as Exhibit A-1 hereto and including any divisional, continuations-in-part, and continuations thereof.

     10.   "Net Sales Revenue" means the total of all amounts invoiced by MMD or
            -----------------
its Affiliates and Sublicensees, as appropriate, for the Sale of Product in the relevant territory, less the following deductions to the extent included in the amount invoiced:

           (a) trade, cash, quantity or other discounts including rebates actually allowed or taken;

           (b) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions;

           (c)   freight, insurance and other transportation;

           (d)   rebates paid pursuant to law or government regulations; and

           (e) taxes on the Sales of Product, whether denominated as value added taxes, sales taxes or excise taxes to the extent arising out of said Sales and included in said invoiced amount.

     Notwithstanding the foregoing, amounts received by MMD or any of its Affiliates for the sale of Products among MMD and its Affiliates, whether for their internal use or for resale or other disposition shall not be included in the computation of Net Sales Revenue hereunder but must be included when invoiced to non-affiliated third parties by MMD or its Affiliates.

     In the event that a pharmaceutical or diagnostic product is developed and sold by MMD or any of its Affiliates or Sublicensees which is comprised in part of Product and of one or more other active ingredients or other parts which could be sold separately (collectively, a "Combination Product"), the parties shall determine, by mutual agreement, the percentage of sales revenue generated by Sale of the Combination Product that will be included for the purpose of calculating "Net Sales Revenue".

     11.   "Product" means any therapeutic, diagnostic or prophylactic
            -------
composition or article of manufacture developed, manufactured or Sold by MMD or any of its Affiliates or Sublicensees, which when used, made, practiced or Sold would, but for the license granted MMD pursuant to this Agreement, constitute an infringement of an ALBANY Patent.

     12.   "Sale, Sell, or Sold" means the transfer by MMD or any of its
            -------------------
Affiliates or Sublicensees to a third party of custody, possession or indicia, or any right of ownership in a Product. A Sale shall be effective immediately upon said transfer. Notwithstanding the foregoing, a transfer of a Product to a third party without consideration in connection with the development, testing, marketing or promotion of a Licensed Product shall not be deemed to be a Sale hereunder.

     13.   "Sublicensee" means a third party to whom MMD has granted a
            -----------
sublicense to make, have made, use or sell Products. Notwithstanding the foregoing, a third party shall not be deemed to be a Sublicensee hereunder if such third party is a distributor of

MMD who performs a routine distribution function but who does not bear primary responsibility for marketing.

     14.   "TDCC" means The Dow Chemical Company and successors to all or
            ----
substantially all of its pharmaceutical business as currently operated.

     15.   "Technology" shall mean all inventions, whether patentable or
            ----------
unpatentable, discoveries, trade secrets, information, experience, data, formulas, procedures and results, and improvements thereon, developed by ALBANY which relate to the research, development, synthesis or use of manufacturing processes for TAM or which is developed by ALBANY pursuant to the Research Program described in Exhibit C hereto, as may be amended by mutual agreement of the parties.

     16.   "Terfenadine Acid Metabolite" or "TAM" means 4-[1-hydroxy-4-[4-
            ---------------------------
hydroxydiphenylmethyl)-1-piperidinyl]butyl]-[Greek letter alpha], [Greek letter alpha]-dimethyl-benzeacetic acid, or a pharmaceutically acceptable salt thereof.

                                  EXHIBIT A-1

                            MMD Patent Application
                            ----------------------

                                       21